SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

ADUROMED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the Company’s Current Report on Form 8-K filed December 15, 2008. On December 18, 2008 Mr. Richard Wolfe notified the Company that because of other current commitments he was unable to accept the position of director as previously reported, and Mr. Wolfe resigned the position. The Company and Mr. Wolfe agreed to continue discussions regarding his becoming a director of the Company in the future and he agreed to continue to be open to such a position if circumstances permit.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

Dated: December 19, 2008	By:	/s/ Scott Grisanti
Scott Grisanti
President and CEO